combination is substantially accretive to hp's earnings

illustrative impact on pro forma eps based on current street fy2003 eps estimates for hp and CPQ, and management's estimates for net synergies (1)



$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
$1.35
$1.51
12%
hp standalone
new hp (pro forma)

(1)
- based on first call consensus eps estimates for Compaq (cy2003e estimate of $0.49 adjusted to hp's october fiscal year end by summing last 4 quarters ending september 2003e which yields $0.46) and hp ($1.35 for fy03e).
- based on 3,033 million pro forma shares outstanding and overall effective tax rate of 28%.
- based on management estimated fy2003e pre-tax synergies of $2,056mm, revenue loss of 5% on overall revenue and 12% contribution margin on lost revenues.
- for additional detail on revenue loss assumptions, please see page 27.
- combined fy03e revenue of $78.5bn based on fy02e revenue of $73.3bn per banc of america research (10/11/01) grown by 7%.
- pro forma analysis excludes the impact of restructuring charges and non-cash charges associated with acquisitions.

preliminary estimate of restructuring charges(1)

severance, relocation, facilities	estimated range
restructuring	\$450m - \$700m
purchase accounting & goodwill	\$450m - \$700m
of which, approximate cash impact of these items:	\$800m - \$1200m

(1) based on management estimates.